EXHIBIT 10.5
                          SHIVA CORPORATION
                      1997 STOCK INCENTIVE PLAN
                      --------------------------
 1.   Purpose

     The purpose of this 1997 Stock Incentive Plan (the "Plan") of Shiva Corporation, a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Shiva Corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") (a "Subsidiary").

2.   Eligibility

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options to purchase Common Stock (each an "Option"), Option under the Plan.
Any person who has been granted an Option under the Plan shall be deemed a "Participant".

3.   Administration, Delegation

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, to interpret and correct the provisions of the Plan and any Option. No member of the Board shall be liable for any action or determination relating to the Plan made in good faith. All decisions by the Board shall be final and binding on all persons having or claiming any interest in the Plan or in any Option.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Options and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Options to be made by such executive officers and a maximum number of shares for any one Participant.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees, each consisting of not less than two members of the Board (a "Committee"). The Board shall appoint one such Committee, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. All references to the Board in the Plan shall mean a Committee or the Board or the Executive Officer referred to in
Section 4(b) to the extent of such delegation.

4.   Stock Available for Options

     (a)     Number of Shares.  Subject to adjustment under
Section 4(c) below, Options may be made under the Plan for up to one million, four hundred thousand (1,400,000) shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Option expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan, subject, however, in the case of Incentive Stock Options (as defined hereinafter), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b)     Per-Participant Limit.  Subject to adjustment under
Section 4 (c) the maximum number of shares with respect to which an Option may be granted to any Participant under the Plan shall not exceed five hundred thousand (500,000) shares per calendar year, or in the case of an initial Option made in connection with the employment of a new employee, one million (1,000,000) shares in the initial calendar year of employment. The per-Participant limit described in this Section 4(b) shall be construed and applied consistent with Section 162(m) of the Code.

     (c) Adjustment to Common Stock. In the event that the Board, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, split-up, spin-off or other similar transaction affects the Common Stock in a manner that requires an adjustment in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board may equitably adjust any or all of (i) the total number and kind of shares issuable under the Plan, (ii) the number and kind of shares subject to Options then outstanding, and the exercise, conversion price or other terms with respect to any outstanding Option. The number of shares resulting from any such adjustment shall always be a whole number.

5.   Stock Options

     (a) General. Subject to the provisions of the Plan, the Board may grant options to purchase Common Stock (each an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
An Option which is not intended to be an Incentive Stock Option (as defined hereinafter) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistent with the requirements of Section 422 of the Code.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement except that Options shall not be granted with an exercise price that is less than the fair market value of the Company's Common Stock at the date of grant.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may otherwise determine or provide in an Option, delivery of an irrevocable and unconditional undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

          (3) any combination of the above permitted forms of payment.

6.   General Provisions Applicable to Options

     (a) Transferability of Options. Except as the Board may otherwise determine or provide in an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Option under the Plan shall be evidenced by a written instrument in such form as the board shall determine. Each option may contain terms and conditions in addition to those set forth in the plan.

     (c) Board Discretion. The terms of each type of Option need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Option.

     (e)     Mergers, Etc.

          (1)     Consequences of Mergers, etc.    Upon the
occurrence of an Acquisition Event (as defined below), the Board shall either (i) if there is a surviving or acquiring corporation, arrange, subject to consummation of the Acquisition Event, to have that corporation or an affiliate of that corporation grant to Participants replacement Options (or assume the Options of the Company), which in the case of Incentive Stock Options, satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code, (ii) upon written notice to Participants at least 10 days prior to the consummation of the Acquisition Event, provide that all unexercised or unvested Options will terminate upon the consummation of the Acquisition Event, except to the extent exercised by the Participant within a specified period following the date of such notice; or (iii) make or provide for a cash payment to each Participant, on or before the consummation of the Acquisition, equal to the difference, if any, between (A) the fair market value of the shares of Common Stock subject to outstanding Option of such Participant, to the extent then exercisable and (B) the aggregate exercise price, if any, of all such outstanding Options, in exchange for the termination of all such Options held by such Participant. An "Acquisition Event" shall mean; (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than fifty percent of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the company; or (c) the complete liquidation of the Company.

          (2) Assumption of Options Upon Mergers, etc. The Board may grant Options under the Plan in substitution for stock and stock-based Options held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Options shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Options to such Participant no later than the date of the event creating the tax liability. In the Board's discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) Amendment of Option. The Board may amend, modify or terminate any outstanding Option, including but not limited to, substituting therefor another Option of the same or a different type, changing the date of exercise or realization, converting an Incentive Stock Option to a Nonstatutory Stock Option, and accelerating the exercise or vesting of any Option. The Participant's consent to such action shall not be required unless the Board determines that the action, taking into account any related action, would materially and adversely affect the Participant.

     (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company,
(ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws, stock exchange or stock market rules and regulations, and
(iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws.

7.   Miscellaneous

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Option, no Participant or Designated
Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Option until becoming the record holder thereof.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders of the Company. Grants of Options under the Plan may be made prior to that date (but contemporaneous with or after Board adoption of the Plan), subject to approval of the Plan by such stockholders. No Options shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Options previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if
(i) such approval is necessary to comply with any applicable tax or regulatory requirements, including any securities laws, stock exchange or stock market rules, or (ii) such amendment increases the number of shares of Common Stock available under the Plan pursuant to Section 4(a), other than such increases authorized under Section 4(c). Amendments requiring stockholder approval shall become effective when adopted by the Board, but no Option granted after the date of such amendment shall become exercisable or vested (to the extent that such amendment to the Plan was required to grant such Option to a particular Participant) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Option granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such Option to a particular Participant.

     (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the bylaws of the Company, unless otherwise required by applicable tax or regulatory laws, including Sections 162(m) and 422 of the Code, securities laws, and stock exchange and stock market rules.

     (f) Governing Law. The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.